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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Amendment No. 1 to registration statement on Form S-3 to be filed on June 2, 1997 of our report dated September 19, 1996, except as to the Stock Purchase Plans Note to Consolidated Financial Statements the date of which is September 30, 1996, on our audits of the consolidated financial statements of Micron Technology, Inc., as of August 29, 1996 and August 31, 1995, and for each of the three years in the period ended August 29, 1996, which report is included in the 1996 Annual Report on Form 10-K and Form 10-K/A of Micron Technology, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Boise, Idaho

May 30, 1997